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                                   EXHIBIT 99

                               THE MIDLAND COMPANY
                             7000 MIDLAND BOULEVARD
                                 (513) 943-7100

                                 MAILING ADDRESS
                                  P.O BOX 1256
                             CINCINNATI, OHIO 45201

FOR IMMEDIATE RELEASE                                           JANUARY 7, 2004

CONTACT:
John I. Von Lehman, Executive Vice President and CFO
(513) 943-7100

             THE MIDLAND COMPANY COMMENTS ON FOURTH QUARTER AND 2004
                      REITERATES POSITIVE OUTLOOK FOR 2004
     FOURTH QUARTER IMPACTED BY RESERVE STRENGTHENING IN RUN-OFF COMMERCIAL
                               LIABILITY BUSINESS

CINCINNATI, JANUARY 7, 2004 - THE MIDLAND COMPANY (NASDAQ: MLAN), a highly focused provider of specialty insurance products and services, today announced that its fourth quarter earnings will be impacted by approximately $6.5 million (pre-tax), or 24 cents per share (after-tax), related to losses and reserve strengthening associated with the commercial liability lines that it decided to exit in 2001. As a result, management has revised its estimate of net income for the fourth quarter of 2003 to be in a range of 50 to 54 cents per share, including approximately 8 cents per share in realized capital gains, compared with 43 cents per share in the fourth quarter of 2002. There were no capital gains or losses in the fourth quarter of 2002. All per-share amounts are presented on an after-tax, diluted basis.

The company's wholly owned insurance subsidiary, American Modern Insurance Group, decided to exit its commercial liability programs for manufactured housing parks and dealers in September 2001 and experienced acceptable run-off results through March 2003, according to John W. Hayden, chief executive officer and president.

"As previously reported, this trend changed during the second quarter of 2003 as we experienced an unexpected spike in losses related to this business," Hayden said. "The loss activity moderated in the third quarter but has spiked again in the fourth quarter of 2003. Based on these loss patterns, coupled with the inherent uncertainties associated with any run-off book of business, we felt it was prudent to further strengthen our reserves related to this business. After the reserve strengthening, the company has in excess of $30 million in loss reserves, related to this run-off line of business. It is important to note that there is no unearned premium or policies in force remaining relative to this line of business. The last policy was written in the first half of 2002.

"From a profitability perspective, the reserve strengthening will obviously dampen our fourth quarter earnings," Hayden continued. "Fortunately, exclusive of this charge, the preliminary fourth quarter operating results from major ongoing product lines are encouraging. We are especially pleased with the trends we are seeing in our manufactured housing and dwelling fire lines. At the same time, we continue to enjoy a solid pattern of growth. On a preliminary basis, our property and casualty gross written premium was up between 11 and 12 percent in the fourth quarter of 2003 over the prior year's fourth quarter."

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Hayden did note that American Modern incurred approximately $3.6 million
(pre-tax), or approximately 13 cents per share, in losses related to the California brush fires during the fourth quarter. These losses, when coupled with the other catastrophe losses for the quarter, were slightly above a normal range for a fourth quarter.

American Modern specializes in providing insurance products and services for niche markets such as manufactured housing, dwelling fire, motorcycle, watercraft, snowmobile, recreational vehicle and credit life and related products. American Modern's products and services are offered through diverse distribution channels.

POSITIVE OUTLOOK FOR 2004

Hayden noted that management maintains an optimistic outlook for the year ahead.

"Looking forward, we expect the profitability trends that we've seen recently in our manufactured housing and dwelling fire lines of business to continue. These favorable trends are indicative of the rigor we had in getting the necessary rate increases and product design features incorporated into these product lines over the last several years. More importantly, these trends inspire confidence as we look to 2004 and beyond," Hayden added. "Certainly, 2003 has been a year of many challenges for our company given the higher-than-normal catastrophe losses, losses associated with our motorcycle program and the losses associated with the commercial liability programs that we ceased writing in prior years. However, it's knowing that we are working our way through these issues, coupled with the aggressive rate and underwriting actions that we've taken on the motorcycle line, that leave us optimistic about 2004," Hayden said.

Hayden continued, "Assuming normal weather patterns and considering the anticipated improvement in the motorcycle business along with the strengthening in the run-off commercial liability reserves, we expect a combined ratio (ratio of losses and expenses to earned premium) between 97 and 99 percent for our property and casualty operations in 2004. This would result in consolidated net income (assuming no realized capital gains and losses) in the range of $2.00 to $2.20 per share in 2004, up from estimated net income in 2003 in the range of $1.24 to $1.28 per share (including approximately 16 cents per share in realized capital gains)."

Hayden said, "When looking at the full year 2003 net income estimate of $1.24 to $1.28 per share, it is worth noting that the financial impact of higher-than-normal catastrophe losses, losses from the motorcycle line and from the run-off commercial liability programs collectively impacted earnings by approximately $1.25 per share in 2003.

"In terms of top-line growth, we expect to achieve high single digit top-line growth in 2004, primarily driven by premium volume increases in our primary product lines offset by a possible decrease in premium from our motorcycle line," Hayden concluded.

LONG-TERM FOCUS ON DIVERSIFICATION OF PRODUCT AND DISTRIBUTION

Hayden noted that Midland remains focused on long-term results and growth in shareholder value rather than quarterly fluctuations.

"Our commitment and long-term track record is acknowledged in the marketplace by our policyholders, distribution channels, business partners and the various rating agencies," he said. "We know that we must continue to focus on the core competencies that have enabled us to earn this recognition.

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"The diversity of our product lines and distribution channels creates numerous opportunities for Midland and American Modern while our specialty focus enables us to remain agile through all industry cycles," Hayden concluded. "Our aim is to leverage those opportunities as we build the long-term stability and profitability that have come to define Midland."

ABOUT THE COMPANY

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 96 percent of Midland's consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland's common stock is traded on the Nasdaq National Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

FORWARD LOOKING STATEMENTS DISCLOSURE

Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships, as well as any other statements concerning the year 2003 and beyond. The forward-looking statements involve risks, uncertainties and other factors that may cause results to differ materially from those anticipated in those statements. Factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company's business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company's filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.